                                                                  CONFORMED COPY

                          INSIGHT HEALTH SERVICES CORP.

                                  $100,000,000
                    9 5/8% SENIOR SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT


                                                                    June 9, 1998

NationsBanc Montgomery Securities LLC
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Sutro & Co. Incorporated
11150 Santa Monica Blvd.
Los Angeles, CA  90025

Ladies and Gentlemen:

     InSight Health Services Corp., a Delaware corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to NationsBanc Montgomery Securities LLC, Morgan Stanley & Co. Incorporated and Sutro & Co. Incorporated (the "Initial Purchasers" and, individually, each an "Initial Purchaser") $100,000,000 aggregate principal amount of its 9 5/8% Senior Subordinated Notes Due 2008 (the "Notes"). The Notes are to be fully and unconditionally guaranteed on an unsecured, senior subordinated basis (the "Note Guarantees") by all existing and future United States subsidiaries of the Company (other than Permitted Joint Ventures) (each such existing guarantor, a "Guarantor" and collectively, the "Guarantors"). The Notes are to be issued under an indenture (the "Indenture") dated as of June 1, 1998 between the Company, the Guarantors and State Street Bank and Trust Company, N.A., as trustee (the "Trustee").

     This Purchase Agreement (this "Agreement"), the Notes, the Note Guarantees, the Indenture, the Registration Rights Agreement, dated as of June 12, 1998, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement") and the Credit Agreement, dated as of October 14, 1997, as amended as of November 17, 1997,

December 19, 1997 and March 23, 1998 (the "Credit Agreement") and to be amended (as described in the Final Memorandum) concurrently with the issuance of the Notes (the "Fourth Amendment"), among the Company, the lenders named therein and NationsBank, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith (the "Amended Credit Agreement") are herein collectively referred to as the "Transaction Documents."

     The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Notes purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable. The Notes will have the benefit of certain registration rights, pursuant to the Registration Rights Agreement.

     In connection with the sale of the Notes, the Company and the Guarantors have prepared a preliminary offering memorandum, dated May 20, 1998 (the "Preliminary Memorandum"), and a final offering memorandum, dated June 9, 1998 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Notes. The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

     The Notes are being issued for purposes of refinancing certain indebtedness outstanding under the Credit Agreement and for general corporate purposes. Prior to the Closing Date, the Company will execute an amendment to the Credit Agreement as described in the Final Memorandum. Capitalized terms used herein without definition shall have their respective meanings set forth in the Final Memorandum.

     1. Representations and Warranties. The Company represents and warrants to the Initial Purchasers that:

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (or, if amended or supplemented, the Final Memorandum as amended or supplemented at the date of any such amendment or supplement and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

          (b) Neither the Company, nor any "Affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company or any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

          (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

          (d) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (e) With respect to those Notes sold in reliance upon Regulation S,
     (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

          (f) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the securities of the Company.


          (g) Neither the Company nor any of its Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (h) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 hereof are true and correct in all material respects and that the Initial Purchasers comply in all material respects with all of their covenants and agreements contained herein, it is not required in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final Memorandum to register any of such securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (i) The Company has been advised by the National Association of Securities Dealers, Inc. (the "NASD") Private Offerings, Resales and Trading through Automated Linkages market ("PORTAL") that the Notes have been designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

          (j) The consolidated financial statements (including the notes thereto) and schedules of the Company and its subsidiaries and Signal Medical Services, Inc., a Delaware corporation ("Signal") and its subsidiaries, each set forth in the Final Memorandum, present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries and Signal and its subsidiaries, respectively, as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change or any development or event involving a prospective change which has had a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and its subsidiaries (including Signal and its subsidiaries), taken as a whole, or (ii) the ability of the Company to perform any of its obligations under the Transaction Documents (a "Material Adverse Effect"); such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the Final Memorandum); the other financial and statistical information and data (other than market-related information) set forth in the Final Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements, except as otherwise stated therein; and the statistical and marketrelated data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate and are based upon assumptions and qualifications which the Company considers reasonable and appropriate in all material respects.

          (k) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable in all material respects and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

          (l) Subsequent to the respective dates as of which information is given in the Preliminary Memorandum and the Final Memorandum, and except in each case as described in or contemplated by the Preliminary Memorandum or the Final Memorandum, as the case may be, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company and its subsidiaries have not purchased any of their outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or its subsidiaries.

          (m) Each of the Company and its corporate subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full power (corporate and other) to own or lease its properties, conduct its business as described in the Final Memorandum and to enter into each Transaction Document to which it is a party and carry out the terms and provisions of each such Transaction Document to be carried out by it; the Company and each of its corporate subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except in such jurisdictions in which the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect.

          (n) Each of the subsidiaries of the Company that are limited partnerships or limited liability companies are and, as of the Closing Date, will be duly formed, validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the jurisdiction of its organization or formation, as the case may be, and each has all requisite limited liability company or partnership power and authority, as the case may be, under such laws to own, lease and operate its properties and conduct its business as described in the Final Memorandum; and each is and, as of the Closing Date, will be duly qualified to transact business and in good standing in each other jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except in such jurisdictions in which the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect.

          (o) The Company has the authorized, and, as of March 31, 1998 issued and outstanding capitalization as set forth in the Final Memorandum under the caption

     "Capitalization." All of the issued shares of capital stock of the Company have been duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          (p) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire from the Company any shares of capital stock of, or other ownership interest in, the Company or any of its subsidiaries except pursuant to existing stock option plans, a warrant to purchase 15,000 shares of the Company's common stock held by Anthony LeVecchio and as otherwise disclosed in the Final Memorandum.

          (q) The issued shares of capital stock of each of the Company's corporate subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors' qualifying shares and except as otherwise set forth in the Final Memorandum, are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or claim of any third party. No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

          (r) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws (or similar organizational documents),
     (ii) in breach or violation of any law, ordinance, governmental or administrative rule or regulation or court decree or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which its respective properties may be bound, except to the extent that any such breach or violation in the case of (ii) or any such default in the case of
     (iii) would not have a Material Adverse Effect.

          (s) The issuance, offering and sale of the Notes to the Initial Purchasers pursuant to this Agreement, the delivery of the Notes under this Agreement, the compliance by the Company and the Guarantors with the provisions of each of the Transaction Documents to which it is a party and the consummation of the other transactions herein and therein contemplated do not (i) require the consent, approval, authorization, order, registration or qualification of or with any governmental authority or court, except such as may be required under state securities or blue sky laws or except as may be contemplated by the Registration Rights Agreement or except to the extent that the absence or failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect, or (ii) conflict with, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, loan agreement, note, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective properties is bound, or the charter or by-laws of the Company or any of its subsidiaries or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or arbitrator applicable to the Company or any of its subsidiaries, except to the extent that any such conflict, breach, violation or default would not have a Material Adverse Effect (other than with respect to the Charter and by-laws of the Company and the Guarantors) or except for such consents that have already been obtained.

          (t) The Company and its subsidiaries possess all certificates, authorizations and permits (including environmental permits) issued by the appropriate federal, state or foreign regulatory authorities or bodies necessary to conduct their respective businesses, except for those the lack of which would not cause a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, is reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, all facilities owned or operated as continuing operations by the Company or its subsidiaries (the "Company Facilities"), to the extent described in the Final Memorandum, (i) are certified for participation or enrollment in the Medicare and Medicaid programs, except where failure to do so, singly or in the aggregate, would not have a Material Adverse Effect, (ii) have a current and valid provider contract with the Medicare and Medicaid programs, except where failure to have such contract, singly or in the aggregate, would not have a Material Adverse Effect, and (iii) are in substantial compliance with the terms and conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets except, in each case, where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Final Memorandum, neither the Company nor any of its subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and the Company has reasonably concluded that no such investigations, surveys or other proceedings which are pending threatened or imminent are likely to have a Material Adverse Effect.

          (u) No legal or governmental proceedings or investigations are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the Final Memorandum, and no such proceedings or investigations, to the best knowledge of the Company, have been threatened against the Company or any of its subsidiaries, or with respect to any of their respective properties, except in each case for such proceedings or investigations that, singly or in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

          (v) The Company and each of its subsidiaries have valid title in fee simple to all items of real property and title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary to an extent that such interference would have a Material Adverse Effect, and (ii) permitted liens set forth in the Final Memorandum. Any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary.

          (w) This Agreement has been duly authorized, executed and delivered by the Company.

          (x) The Registration Rights Agreement, the Amended Credit Agreement and the Indenture have been duly authorized by all necessary actions of the Company and, when duly executed and delivered by the Company (and its subsidiaries, as applicable) and the other parties thereto, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers, or (ii) general principles of equity, whether considered at law or in equity, and except as the enforceability of rights of indemnification or contribution may be limited by or under federal or state securities laws or public policy.

          (y) The Notes and the Note Guarantees have been duly authorized by all necessary action for issuance and sale pursuant to this Agreement and, when the Notes are executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers, or (ii) general principles of equity, whether considered at law or in equity, and except as the enforceability of rights of indemnification or contribution may be limited by or under federal or state securities laws or public policy.

          (z) Arthur Andersen LLP ("Arthur Andersen"), which has audited certain financial statements of the Company and its consolidated subsidiaries and delivered its reports with respect to the audited consolidated financial statements of the Company in the Final Memorandum, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder. KPMG Peat Marwick LLP ("KPMG Peat"), which has audited certain financial statements of Signal and its consolidated subsidiaries and delivered its reports with respect to the consolidated audited financial statements of Signal in the Final Memorandum, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

          (aa) Each of the Company and Signal and each of their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) Neither the Company nor any of its subsidiaries is now or, after giving effect to the issuance of the Notes and the consummation of the transactions contemplated by the Final Memorandum will be (i) insolvent,
     (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due.

          (cc) The Company and its subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted, except to the extent the absence thereof would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

          (dd) The Company and its subsidiaries are insured by insurers of recognized financial responsibility (or by appropriate self-insurance) against such losses and risks and in such amounts as are prudent and customary in the businesses and in the locations in or at which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (ee) ERISA:

               (i) Definitions:

                    "ERISA" means the Employee Retirement Income Security Act of
               1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                    "ERISA Affiliate" means any trade or business (whether or
               not incorporated) that for purposes of Title IV of ERISA is a member of the controlled group of the Company, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

                    "ERISA Event" means (a)(i) the occurrence of a reportable
               event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of
               ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                    "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                    "Multiple Employer Plan" means a single employer plan, as
               defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one trade or business (whether or not incorporated) other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                    "PBGC" means the Pension Benefit Guaranty Corporation.

                    "Plan" means a Single Employer Plan or a Multiple Employer
               Plan.

                    "Single Employer Plan" means a single employer plan, as
               defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no trade or business (whether or not incorporated) other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                    "Underfunding" means, with respect to any Plan, the excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

                    "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

               (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

               (iii) The aggregate Underfunding with respect to all Plans which have any Underfunding does not exceed $100,000.

               (iv) Neither the Company nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability.

               (v) Neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (ff) There is (i) no unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries which, in the case of (i) or (ii) is likely to result in a Material Adverse Effect.

          (gg) The Company has filed all foreign, federal, state and local tax returns that are required to be filed, except insofar as the failure to file such returns, singly or in the aggregate, would not have a Material Adverse Effect, or has requested extensions thereof and in each case has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

          (hh) Neither of the Company nor any Affiliate of the Company has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation (as such terms are defined under the Exchange Act) of the price of any security of the Company to facilitate the sale or resale of the Notes.

          (ii) Except as disclosed in the Final Memorandum, and except as would not individually or in the aggregate have a Material Adverse Effect (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined below), (ii) the Company and each of its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company or any of its subsidiaries and (iv) the Company and each of its subsidiaries do not have knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its subsidiaries or any of their respective properties or operations and the business operations relating thereto that would have a Material Adverse Effect. For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means, with respect to any person, any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on such person or any of its subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (jj) The Company has reasonably concluded that any and all costs and liabilities incurred or reasonably expected to be incurred pursuant to any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with

     Environmental Laws or any permit, license or approval, any related constraints on operating activities and potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect.

          (kk) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          (ll) The Note Guarantees by the subsidiaries have been duly authorized by each of the Guarantors, and, when executed, will conform in all material respects to the description thereof in the Final Memorandum, will be valid and binding obligations of each of the Guarantors, will be entitled to the benefits of the Indenture and will be enforceable in accordance with their terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers, or (ii) general principles of equity, whether considered at law or in equity, and except as the enforceability of rights of indemnification or contribution may be limited by or under federal or state securities laws or public policy.

          (mm) The sale of the Notes to the Initial Purchasers does not constitute a "prohibited transaction" (as defined in the Employee Retirement Income Security Act of 1974, as amended).

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company at a purchase price of 97.25% of the principal amount thereof the principal amount of Notes set forth opposite such Initial Purchaser's name in Schedule I attached here.

     3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 a.m. New York City time, on June 12, 1998, or such later date as the Initial Purchasers shall designate (but in no event later than June 19, 1998), which later date and time may be postponed by agreement between the Initial Purchasers and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company in immediately available funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers. Delivery of the Notes shall be made at such location as the Initial Purchasers shall reasonably designate not later than 1:00 p.m. on the business day prior to the Closing Date and payment for the Notes shall be made at the offices of Shearman & Sterling

("Counsel for the Initial Purchasers"), 599 Lexington Avenue, New York, New York, with any transfer taxes payable in connection with the transfer of the Notes fully paid, against payment of the purchase price therefor. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.

     The Company agrees to have the Notes available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

     4. Offering of Notes by the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

          (a) It and any person acting on its behalf has not solicited any offer to purchase, offered or sold, and will not solicit any offer to purchase, offer or sell, any Notes except to those it reasonably believes to be (i) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, (ii) other institutional "accredited investors" (as defined in Rule 501(a) (1), (2),
     (3) or (7) of Regulation D) that, prior to their purchase of the Notes, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in the form of Annex A to the Final Memorandum or
     (iii) non-U.S. persons outside the United States to whom offers and sales of the Notes may be made in reliance on Regulation S under the Securities Act.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

          (c) The Notes offered and sold by the Initial Purchasers in reliance on Regulation S have been and will be offered and sold only in offshore transactions (within the meaning of Regulation S) and without any directed selling efforts (as defined in Regulation S) within the United States, and the sale of such Notes in reliance on Regulation S is not part of a plan or scheme to avoid the registration provisions of the Act. It and any person acting on its behalf has complied and will comply, in all material respects, with the offering restrictions set forth in Regulation S.

          (d) The Initial Purchasers' acquisition of the Notes does not constitute a "prohibited transaction" (as defined in the Employee Retirement Income Security Act of 1974, as amended).

          (e) It and any person acting on its behalf will offer the Notes for the initial resale to investors only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

          (f) Unless prohibited by applicable law, it will furnish to each person to whom it offers any Notes a copy of the Preliminary Memorandum (as amended or supplemented) or the Final Memorandum (as amended or supplemented) and it will furnish to each person to whom it sells any Notes a copy of the Final Memorandum (as amended or supplemented).


          (g) (i) It has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the notes to a person who is of a kind described in
     Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1996 of Great Britain or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. Agreements. The Company agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request. The Company will pay the expenses of printing of all documents relating to the Offering and will reimburse the Initial Purchasers for payment of the required PORTAL filing fee.

          (b) The Company will not amend or supplement the Final Memorandum unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto in writing within five business days after being furnished a copy thereof.

          (c) Prior to the consummation of the exchange offer made pursuant to the Registration Rights Agreement or the effectiveness of an applicable shelf registration statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their Affiliates are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Notes, (A) the Company will periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) the Company will amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (C) the Company will provide the Initial Purchasers with copies of each such amended or supplemented Final Memorandum, as the Initial Purchasers may reasonably request. The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(c).

          (d) The Company will arrange for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect as long as required for the sale of the Notes. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file general consent to service of process or to subject itself to taxation in any jurisdiction in which it is not otherwise subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) Whenever the Company publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that could reasonably be expected to be material in the context of the offer and sale of Notes under this Agreement, the Company shall immediately notify the Initial Purchasers as to the nature of such information or event. Until the third anniversary of the Closing Date, the Company will notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating which does not indicate the direction of the possible change, promptly after the Company becomes aware of any such decrease or notice. For a period of two years after the Closing Date, the Company will also deliver to the Initial Purchasers, as soon as available and to the extent individually prepared, and without request, copies of its latest annual report and quarterly statement and any reports of its auditors thereon.

          (f) Neither the Company, any of its Affiliates, nor any person acting on its or their behalf other than the Initial Purchasers, as to which no agreement is made, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act (other than pursuant to the Registration Rights Agreement).

          (g) Neither the Company, any of its Affiliates, nor any person acting on its or their behalf other than the Initial Purchasers, as to which no agreement is made, will engage, in connection with the offering of the Notes, (i) in any form of general solicitation or general advertising (within the meaning of Regulation D) or (ii) in any public offering within the meaning of Section 4(2) of the Securities Act.

          (h) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with
     Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. Such information, at the date of its provision by the Company to such holders or prospective purchasers, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders and the prospective purchasers designated by such holders from time to time of such restricted securities.

          (i) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Notes (i) to be eligible for clearance and settlement through The Depository Trust Company and (ii) to be designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (j) The Company will not, until 180 days following the Closing Date, without the prior written consent of the Initial Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes).

          (k) The Company will apply the net proceeds from the sale of the Notes as set forth in the Final Memorandum under the caption "Use of Proceeds."

     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and at the Closing Date as specified in Section 6(e), to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder at or prior to the Closing Date and to the following additional conditions:

          (a) The Company shall have entered into a Registration Rights Agreement with the Initial Purchasers substantially in the form attached hereto as Exhibit A.

          (b) The Company shall have furnished to the Initial Purchasers the opinion of Arent Fox, Counsel for the Company, dated the Closing Date, substantially to the effect that:

               (i) the Company is a corporation validly existing and in good standing under the laws of Delaware and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except in such jurisdictions in which the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect;

               (ii) each of the Guarantors is a corporation validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except in such jurisdictions in which the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect;

               (iii) the Company has the authorized, and, to such counsel's knowledge, as of March 31, 1998 issued and outstanding capitalization as set forth in the Final Memorandum under the caption "Capitalization." All of the issued shares of capital stock of the Company have been duly authorized and, to such counsel's knowledge, have been validly issued and are fully paid and nonassessable and were not, to such counsel's knowledge, issued in violation of any preemptive or similar rights;

               (iv) the issued shares of capital stock of each of the Guarantors have been duly authorized and, to such counsel's knowledge, have been validly issued and are fully paid and nonassessable and, except for directors qualifying shares and as otherwise set forth in the Final Memorandum are owned of record by the Company, either directly or through wholly owned subsidiaries, free and clear, to such counsel's knowledge, of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or claim of any third party;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

               (vi) the Registration Rights Agreement and the Indenture have been duly authorized, executed and delivered by the Company and the Guarantors and constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company in accordance with their terms, except as the same may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders; (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; or (C) other customary limitations or qualifications stated by such counsel in the Opinion and reasonably satisfactory to counsel for Initial Purchasers;

               (vii) the Notes and the Note Guarantees have been duly authorized and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders; (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; or (C) other customary limitations or qualifications stated by such counsel in the Opinion and reasonably satisfactory to counsel for Initial Purchasers;

               (viii) the statements set forth under the headings "Description of Senior Credit Facilities," "Description of Preferred Stock," "Description of Notes," "Certain United States Federal Tax Considerations for Non-United States Holders," and "Notice to Investors" in the Final Memorandum, insofar as such statements constitute summaries of the law, documents and proceedings referred to therein, fairly summarize the matters referred to therein;

               (ix) to the knowledge of such counsel, there are no pending or threatened legal or governmental proceedings to which the Company is a party that would be required under the Securities Act to be described in a registration statement or a prospectus delivered at the time of the confirmation of the sale of an offering of securities registered under the Securities Act that are not described in the Final Memorandum, or, to such counsel's knowledge that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to the Initial Purchasers;

               (x) assuming that the representations and warranties of the Initial Purchasers are true and correct in all material respects and that they comply, in all material respects, with all of their covenants and agreements contained herein, no registration of the Notes under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act is necessary, for the offer and sale by the Initial Purchasers of the Notes in the manner contemplated by this Agreement; and

               (xi) the Company is not an "investment company" within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of securities of the Company.

          In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed, and no facts have come to the attention of such counsel that lead such counsel to believe that the Final Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial data included therein).

          All references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (c) The Initial Purchasers shall have received from Marilyn U. MacNivenYoung, General Counsel for the Company, an opinion, dated the Closing Date, substantially to the effect that:

               (i) the statements set forth under the headings "Risk Factors -Government Regulation," "-- Reimbursement of Health Care Costs," "-- Risk Inherent in the Provision of Diagnostic Imaging Services," "-- Potential Control by GE and Carlyle,""Business -- Government Regulation," "Legal Proceedings," and "Certain Relationships and Related Transactions" in the Final Memorandum, insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly summarize the matters referred to therein;

               (ii) that the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations (collectively, "Authorizations") from all regulatory or governmental officials, bodies or tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Final Memorandum and such certifications, accreditations, and eligibility to participate in the Medicare and Medicaid programs as and to the extent described in the Final Memorandum and that, to such counsel's knowledge, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Authorizations, certifications, accreditations or eligibility and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof except where such revocation or termination would not have a Material Adverse Effect;

               (iii) the issuance, offering and sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement, the delivery of the Notes under this Agreement, the compliance by the Company and the Guarantors with the other provisions of this Agreement and the provisions of the Registration Rights Agreement, the Indenture and the Notes and the consummation of the other transactions herein and therein contemplated and the consummation of the other transactions contemplated hereby and in the Final Memorandum do not (i) to such counsel's knowledge, require the consent, approval, authorization, order, registration or qualification of or with any governmental authority or court, except such as may be required under state securities or blue sky laws or except as may be contemplated by the Registration Rights Agreement or (ii) (a) violate, result in a breach or violation of, or constitute a default under the charter or by-laws of the Company or any of the subsidiaries of the Company or, (b) result in a breach or violation of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (1) any contract, loan agreement, note, indenture, mortgage, deed of trust, lease or other agreement or instrument filed by the Company with the Commission, or, (2) to such Counsel's knowledge, any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or arbitrator applicable to the Company or any of the subsidiaries of the Company.

          In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed, and no facts have come to the attention of such counsel that lead such counsel to believe that the

     Final Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial data included therein).

          (d) The Initial Purchasers shall have received from Shearman & Sterling, counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

          (e) (i) the representations and warranties on the part of the Company and in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (ii) since the date of the most recent financial statements included in the Final Memorandum, there shall have been no change nor any development or event involving a prospective change constituting a Material Adverse Effect; and

          (iii) the Company shall have furnished to the Initial Purchasers a certificate of the Company signed by the chief executive officer and the principal financial or accounting officer of the Company dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and to the effect set forth in clauses (i) and (ii) above.

          (f) At the Execution Time and at the Closing Date, Arthur Andersen, independent accountants for the Company, shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act, and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA"), and otherwise satisfactory in form and substance to the Initial Purchasers and Counsel to the Initial Purchasers.

          (g) At the Execution Time and at the Closing Date, KPMG Peat, independent accountants for Signal, shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act, and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the AICPA and otherwise satisfactory in form and substance to the Initial Purchasers and Counsel to the Initial Purchasers.

          (h) The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Final Memorandum losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

          (j) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq National Market, or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange;
     (ii) a banking moratorium shall have been declared by federal or New York State authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

          (k) None of the issuance and sale of the Notes pursuant to this Agreement or any of the other transactions contemplated by any of the Transaction Documents or the Final Memorandum shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement or any of the other transactions contemplated by the Final Memorandum, before any court or governmental authority.

          (l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (m) The Fourth Amendment shall have been duly executed and delivered by the parties thereto.

          (n) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, New York, on the Closing Date.

     7. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing and delivery of the Preliminary Memorandum, the Final Memorandum, all amendments thereof and supplements thereto, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel incurred in compliance with Section 5(d), the fees and disbursements of the Trustee, the fees of any agency that rates the Notes and the fees and expenses incurred in connection with the admission of the Notes for trading in the PORTAL system. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial

Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Initial Purchasers in the purchase of and payment for the Notes on the Closing Date, the Company will reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company or any of its Affiliates or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (i) made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein or (ii) made in the Preliminary Memorandum if a copy of the Final Memorandum was not delivered by or on behalf of the Initial Purchasers to the person asserting any claim against any of the Initial Purchasers, the Final Memorandum was required by law to have been so delivered by the Initial Purchasers and the untrue statement contained in or omission from such Preliminary Memorandum was corrected in the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Initial Purchaser, severally and jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, its employees, its agents and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that such Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the first paragraph on page ii and the information in the third paragraph, the fifth paragraph, the seventh paragraph and the ninth paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and the indemnifying party shall not have appointed separate counsel reasonably acceptable to the indemnified party to represent the indemnified party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed within a reasonable time after they are incurred and billed but in no event to exceed forty-five days after such date, provided that reasonable supporting documentation is furnished to the indemnifying party. Such firm shall be designated in writing by NationsBanc Montgomery Securities LLC in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent required by paragraph (a) or (b) above, as applicable. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least five business days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, on the one hand, and each Initial Purchaser severally and not jointly, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company, on the one hand, and the Initial Purchasers, on the other, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by such Initial Purchaser, on the other, from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand and each Initial Purchaser, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of such Initial Purchaser, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by such Initial

Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by such Initial Purchaser from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or such Initial Purchaser. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Initial Purchaser. If any Initial Purchaser shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for the Notes which the defaulting Initial Purchaser agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if the non-defaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to the non-defaulting Initial Purchasers or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time any of the events described in Section 6(j) or 6(k) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telecopied and confirmed to it at 767 Fifth Avenue, Floor 12A, New York, New York 10153, Attention: David Stith, or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to the Company at 4400 MacArthur Blvd., Suite 800, Newport Beach, California 92660, Attention: General Counsel.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors. In addition, the indemnification and contribution provisions in Section 8 hereof are for the benefit of the directors, officers, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing correctly states the agreement between the Company and the Initial Purchasers, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                   Very truly yours,

                                   INSIGHT HEALTH SERVICES CORP.

                                                            By:
                                   Name:
                                   Title:


                                   INSIGHT HEALTH CORP.

                                                            By:
                                   Name:
                                   Title:


                                   RADIOLOGY SERVICES CORP.


                                                            By:
                                   Name:
                                   Title:


                                   OPEN MRI, INC.


                                                            By:
                                   Name:
                                   Title:


                                   MAXUM HEALTH CORP.


                                                            By:
                                   Name:

                                   Title:



                                   SIGNAL MEDICAL SERVICES, INC.


                                                            By:
                                   Name:
                                   Title:


                                   QUEST FINANCIAL SERVICES, INC.


                                                            By:
                                   Name:
                                   Title:


                                   RADIOSURGERY CENTERS, INC.


                                                            By:
                                   Name:
                                   Title:


                                   MAXUM HEALTH SERVICES CORP.


                                                            By:
                                   Name:
                                   Title:


                                   MTS ENTERPRISES, INC.


                                                            By:
                                   Name:
                                   Title:

                                   DIAGNOSTEMPS, INC.


                                                            By:
                                   Name:
                                   Title:


                                   MAXUM HEALTH SERVICES OF
                                   NORTH TEXAS, INC.


                                                            By:
                                   Name:
                                   Title:


                                   MAXUM HEALTH SERVICES OF
                                   ARLINGTON, INC.


                                                            By:
                                   Name:
                                   Title:


                                   MAXUM HEALTH SERVICES OF DALLAS, INC.


                                                            By:
                                   Name:
                                   Title:


                                   NDDC, INC.


                                                            By:
                                   Name:
                                   Title:


                                   DIAGNOSTIC SOLUTIONS CORP.

                                                            By:
                                   Name:
                                   Title:


                                   MISSISSIPPI MOBILE TECHNOLOGY, INC.


                                                            By:
                                   Name:
                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC


By:
     Name:
     Title:

MORGAN STANLEY & CO. INCORPORATED


By:
     Name:
     Title:

SUTRO & CO. INCORPORATED


By:
     Name:
     Title:

                                      Schedule I



Principal Amount of
Name of Initial Purchaser                         Notes to be Purchased
-------------------------                         ---------------------
NationsBanc Montgomery Securities LLC             $    65,000,000

Morgan Stanley & Co. Incorporated                      25,000,000

Sutro & Co. Incorporated                               10,000,000
                                                      --------------

     Total                                             $100,000,000


                                      Exhibit A

                            Registration Rights Agreement